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                                                                    EXHIBIT 99.2

                                                  APPLIEDTHEORY CORPORATION
                                                  40 CUTTER MILL ROAD, SUITE 405
                                                  GREAT NECK, NY 11021
                                                  NASDAQ: ATHY

AT APPLIEDTHEORY                                       AT THE FINANCIAL RELATIONS BOARD
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
David A. Buckel            Kerry Hanna                          Mike Dunn            (General Info)
Investor Contact           Media Contact                        Barbara Manley       (Analyst Info)
Vice President             Director                             Claudine Cornelis    (Media Info)
Chief Financial Officer    Marketing                                       (212) 661-8030
(315) 453-2912 Ext. 5362   (516) 466-8422 Ext. 244

            APPLIEDTHEORY TAKES EQUITY STAKE IN PLANNING TECHNOLOGIES

         EXPANDS RANGE OF PRODUCT OFFERINGS TO INCLUDE NETWORK BUSINESS
                     MANAGEMENT CONSULTING AND ENGINEERING

NEW YORK - JUNE 28, 1999 - AppliedTheory Corporation (Nasdaq: ATHY) and Grumman Hill Investments III, L.P. today announced they have purchased minority interests in Planning Technologies, Inc., an Atlanta-based provider of network engineering consulting services.

This agreement enables AppliedTheory to provide its clients with local and wide area networks and critical network engineering consulting services. Planning Technologies gains access to AppliedTheory's comprehensive Internet product set, which includes high-quality Internet access, VPNs and firewall services, Web and application hosting, and AppliedTheory's custom Web application development services.

"AppliedTheory's investment in Planning Technologies is an important strategic step in our ongoing effort to deliver a comprehensive set of products and services to our clients," said Richard Mandelbaum, Chairman and Chief Executive Officer of AppliedTheory. "With the help of Planning Technologies' staff of talented network consultants and engineers, we'll be able to deliver local area networks, strategic network planning and network assessment services. In addition, we will offer network design and implementation and then follow that up with our suite of Next Generation Internet products and services."

Grumman Hill Investments is a private equity firm, which also has an interest in AppliedTheory. Jim Kelsey, Grumman Hill General Partner, said, "We are very excited to back Jake Sanchez, the CEO and President of Planning Technologies, and his management team. They have demonstrated exceptional ability to deliver remarkably high-quality network consulting and
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engineering services to such clients as the State of Georgia, CheckFree and the
U.S. Departments of Defense, Agriculture and Education."

Planning Technologies was co-founded in 1992 by Mr. Sanchez, who is recognized as an expert technology planner, and Ronald G. Spencer, Executive Vice President, a noted network computer expert with over 20 years of experience in developing and implementing network strategies for a diverse set of clients and businesses.

Mr. Sanchez said, "When AppliedTheory's Internet expertise is combined with our expertise in LAN and WAN assessment, design, implementation, and network management services, we can offer clients unparalleled competency in helping them build and manage the increasingly important networking component of their businesses. This set of services is mission-critical for engaging in e-business and e-commerce."


ABOUT APPLIEDTHEORY
AppliedTheory is a leading provider of one-stop Internet solutions to mid-sized businesses, mid-sized departments of larger businesses and public sector institutions.

The company offers an extensive array of high-performance, reliable and scalable Internet technology products and services. AppliedTheory offers the following products and services, either individually or as part of a complete package:
Internet integration and enterprise portal development, including custom software application development, Web site design and development and upgrading of systems and databases designed before the emergence of the Internet; Web hosting, consisting of custom hosting solutions and outsourcing, shared server, dedicated server and co-location hosting solutions; and Internet connectivity, including virtual private network (VPN) solutions, network and security consulting and dedicated Internet access.

AppliedTheory is headquartered in Great Neck, New York. For more information, access the company's Web site at www.appliedtheory.com.

Statements contained in this press release that are not historical facts may be deemed to be forward-looking statements which are subject to risks and uncertainties, including those discussed in AppliedTheory's filings with the Securities and Exchange Commission.